                                                                    EXHIBIT 1

                                                              Draft of 9/11/96
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                        THE PEP BOYS - MANNY, MOE & JACK


                          (a Pennsylvania corporation)

                                  $___,000,000

        Liquid Yield Option(TM) Notes due 2011 (Zero Coupon - Subordinated)





                               PURCHASE AGREEMENT













                           Dated: _____________, 1996


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



                                TABLE OF CONTENTS


                                                                           Page

PURCHASE AGREEMENT............................................................1

    SECTION 1.    Representations and Warranties..............................3
             (a)  Representations and Warranties by the Company...............3
                  (i)      Compliance with Registration Requirements..........3
                  (ii)     Incorporated Documents.............................4
                  (iii)    Independent Accountants............................4
                  (iv)     Financial Statements...............................4
                  (v)      No Material Adverse Change in Business.............4
                  (vi)     Good Standing of the Company.......................5
                  (vii)    Good Standing of Subsidiaries......................5
                  (viii)   Capitalization.....................................5
                  (ix)     Authorization of Agreement.........................6
                  (x)      Authorization of the Indenture.....................6
                  (xi)     Authorization of the Securities....................6
                  (xii)    Description of the Securities and the Indenture....6
                  (xiii)   Authorization and Description of Common Stock......6
                  (xiv)    Absence of Defaults and Conflicts..................7
                  (xv)     Absence of Labor Dispute...........................7
                  (xvi)    Absence of Proceedings.............................7
                  (xvii)   Accuracy of Exhibits...............................8
                  (xviii)  Possession of Intellectual Property................8
                  (xix)    Absence of Further Requirements....................8
                  (xx)     Possession of Licenses and Permits.................8
                  (xxi)    Title to Property..................................9
                  (xxii)   Compliance with Cuba Act...........................9
                  (xxiii)  Environmental Laws.................................9
             (b)  Officer's Certificates.....................................10

    SECTION 2.    Sale and Delivery to Underwriter; Closing..................10
             (a)  Initial Securities.........................................10
             (b)  Option Securities..........................................10
             (c)  Payment....................................................10
             (d)  Denominations; Registration................................11

    SECTION 3.    Covenants of the Company...................................11
             (a)  Compliance with Securities Regulations and Commission
                  Requests...................................................11
             (b)  Filing of Amendments.......................................11
             (c)  Delivery of Registration Statements........................12

                                                                           Page

             (d)  Delivery of Prospectuses...................................12
             (e)  Continued Compliance with Securities Laws..................12
             (f)  Blue Sky Qualifications....................................13
             (g)  Rule 158...................................................13
             (h)  Use of Proceeds............................................13
             (i)  Listing....................................................13
             (j)  Restriction on Sale of Securities..........................13
             (k)  Restriction on Sale of Common Stock........................13
             (l)  Reporting Requirements.....................................14

    SECTION 4.    Payment of Expenses........................................14
             (a)  Expenses...................................................14
             (b)  Termination of Agreement...................................15

    SECTION 5.    Conditions of Underwriter's Obligations....................15
             (a)  Effectiveness of Registration Statement....................15
             (b)  Opinion of Counsel for Company.............................15
             (c)  Opinion of Counsel for Underwriter.........................15
             (d)  Officers' Certificate......................................15
             (e)  Accountant's Comfort Letter................................16
             (f)  Bring-down Comfort Letter..................................16
             (g)  Maintenance of Rating......................................16
             (h)  Approval of Listing........................................17
             (i)  Lock-up Agreements.........................................17
             (j)  Conditions to Purchase of Option Securities................17
                  (i)      Officers' Certificate.............................17
                  (ii)     Opinion of Counsel for Company....................17
                  (iii)    Opinion of Counsel for Underwriter................17
                  (iv)     Bring-down Comfort Letter.........................17
                  (v)      No Downgrading....................................17
             (k)  Additional Documents.......................................18
             (l)  Termination of Agreement...................................18

    SECTION 6.    Indemnification............................................18
             (a)  Indemnification of Underwriter.............................18
             (b)  Indemnification of Company, Directors and Officers.........19
             (c)  Actions against Parties; Notification......................19
             (d)  Settlement without Consent if Failure to Reimburse.........20

    SECTION 7.    Contribution...............................................20

    SECTION 8.    Representations, Warranties and Agreements to Survive
                  Delivery...................................................21

                                                                           Page

    SECTION 9.    Termination of Agreement...................................21
             (a)  Termination; General.......................................21
             (b)  Liabilities................................................22

    SECTION 10.   Notices....................................................22

    SECTION 11.   Parties....................................................22

    SECTION 12.   GOVERNING LAW AND TIME.....................................22

    SECTION 13.   Effect of Headings.........................................22


SCHEDULES
         Schedule A - Securities to be Sold to Underwriter..............Sch A-1
         Schedule B - Pricing Information...............................Sch B-1
         Schedule C - List of Subsidiaries..............................Sch C-1
         Schedule D - List of Persons subject to Lock-up................Sch D-1

EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel...................A-1
         Exhibit B - Form of Lock-up Letter.................................B-1

                        THE PEP BOYS - MANNY, MOE & JACK

                          (a Pennsylvania corporation)

                                  $___,000,000

       Liquid Yield Option(TM) Notes due 2011 (Zero Coupon - Subordinated)


                               PURCHASE AGREEMENT

                                                           September __, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter, of $___,000,000 aggregate principal amount of the Company's Liquid Yield Option(TM) Notes due 2011 (Zero Coupon - Subordinated) (the "LYONs"), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of an additional __,000,000 principal amount of LYONs to cover over-allotments, if any. The aforesaid $___,000,000 principal amount of LYONs (the "Initial Securities") to be purchased by the Underwriter and all or any part of the __,000,000 principal amount of LYONs subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities". The Securities are to be issued pursuant to an indenture dated as of September __, 1996 (the "Indenture") between the Company and First Union Bank, as trustee (the "Trustee").

         The Securities are convertible at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion rate of _________ shares per LYON.

         The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-00985) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated September __, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the

         Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and ________, ________ and ________ (each a
         "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (xiii) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                  (xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xxiii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened
         administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriter; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of the Underwriter.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional __,000,000 principal amount of Securities at the same price per share set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that number of Option Securities.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by them.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, which may be in temporary form, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the

         Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may request.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

                  (k) Restriction on Sale of Common Stock. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or
         (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, any Agreement among Underwriter, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter and the certificates for the Common Stock issuable upon conversion thereof, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) any fees payable in connection with the rating of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Willkie Farr & Gallagher, counsel for the Company, in form and substance satisfactory to counsel for in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

                  (c) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriter with respect to the matters set forth in clauses (i), (ii), (vi) through
         (ix), inclusive, (x) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (xi) through (xiv), inclusive, (xvii), (xix) (solely as to the information in the Prospectus under "Description of Capital Stock -- Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least ___ by Moody's Investor's Service Inc. and ___ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Underwriter a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriter, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

                  (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (i) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

                  (j) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Willkie Farr & Gallagher, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for Underwriter. The favorable opinion of Brown & Wood LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (v) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

                  (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

                  (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
         Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) (1) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at North Tower, World Financial Center, New York, New York 10281-1201, attention of ________________; and notices to the Company shall be directed to it at 3111 West Allegheny Avenue, Philadelphia, Pennsylvania 19132, attention of ________________.

         SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                             Very truly yours,

                                             THE PEP BOYS - MANNY, MOE
                                               & JACK



                                             By
                                                -------------------------------
                                                   Title:

 CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED



By
   --------------------------------
         Authorized Signatory

                                   SCHEDULE A

                      SECURITIES TO BE SOLD TO UNDERWRITER


                                                                   Principal
                                                                   Amount of
         Name of Underwriter                                      Securities
         -------------------                                      ----------



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated........................................








                                    Sch A - 1

                                   SCHEDULE B

                        THE PEP BOYS - MANNY, MOE & JACK

$__,000,000 Liquid Yield Option(TM) Notes due 2011 (Zero Coupon - Subordinated)




         1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriter for the Initial Securities shall be __% of the principal amount thereof.

         3. The interest rate on the Securities shall be __% per annum.

         4. The Securities shall be convertible into shares of common stock, par value $1.00 per share, of the Company at an initial conversion price of $____ per share (equivalent to a conversion rate of ____ shares per $1,000 principal amount of Securities).

         5. The LYONs will not be redeemable by the Company prior to ___________, 2001. On and after such date, the LYONs are redeemable for cash at any time at the option of the Company, in whole or in part, at Redemption Prices equal to the Issue Price plus accrued Original Issue Discount to the date of redemption.

         IMPORTANT NOTE: Unless otherwise instructed by Merrill Lynch, the purchase price to be paid by the Underwriter for the Initial Securities should not include accrued interest. By contrast, because debt securities may be resold by the Underwriter from time to time after the closing date, the price to public should include accrued interest from the closing date.




                                    Sch B - 2

                                   SCHEDULE C

                              LIST OF SUBSIDIARIES



         The Pep Boys - Manny, Moe & Jack of California

         The Pep Boys - Manny, Moe & Jack of Delaware, Inc.

         The Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.

         Colchester Insurance Company

         PBY Corporation

         MMJ Corporation

         Carrus Supply Corporation




                                    Sch C- 1

                                   SCHEDULE D

                          LIST OF PERSONS AND ENTITIES
                               SUBJECT TO LOCK-UP


                                    Sch D- 1

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (viii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

         (ix) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

         (x) The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (xi) The Indenture has been duly qualified under the 1939 Act.

         (xii) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

         (xiii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the

1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (xv) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         (xvi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

         (xvii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         (xviii) The information in the Prospectus under "Description of LYONs Securities", "Description of Common Stock", "Certain Federal Income Tax Considerations" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects; and the opinion of such firm set forth under "Certain Federal Income Tax Considerations" is confirmed.

         (xix) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (xx) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (xxi) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (xxii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and except for the qualification of the Indenture under the 1939 Act, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities and the issuance of shares of Common Stock upon conversion of Securities.

         (xxiii) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434

Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely [Delete clause (A) unless a local counsel opinion will be required -- (A) as to matters involving the application of the laws of _____________, upon the opinion of _________, special counsel to the Company (which opinion shall be dated and furnished to the Underwriter at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriter and shall expressly state that the Underwriter may rely on such opinion as if it were addressed to them), provided that Willkie Farr & Gallagher shall state in their opinion that they believe that they and the Underwriter is justified in relying upon such opinion, and (B)], as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                   [Form of lock-up pursuant to Section 5(i)]

                                                                       Exhibit B

                                                            ______________, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
North Tower
World Financial Center
New York, New York  10281-1209

         Re:      Proposed Public Offering by The Pep Boys -- Manny, Moe & Jack

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of The Pep Boys -- Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of $___,000,000 aggregate principal amount of the Company's Liquid Yield Option(TM) Notes due 2011 (Zero Coupon - Subordinated) (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the underwriter to be named in the Purchase Agreement that, during a period of __________ days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                         Very truly yours,



                                         Signature:
                                                    --------------------------

                                         Print Name:
                                                    --------------------------

                                                                       ANNEX A
         FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(E)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations;

       (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

       (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three-month periods ended May 4, 1996 and August 3, 1996, the three and six month periods ended August 3, 1996, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials"), a reading of the unaudited interim consolidated financial statements of the Company for the 26-week periods ended August 3, 1996 and July 29, 1995, included in the Registration Statement and the Prospectus (the "26-week financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the [Audit and Compensation] Committees of the Company's Board of Directors and any subsidiary committees since August 3, 1996, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [relevant periods] and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

          (A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

          (B) the 26-week financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the 26-week financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

          (C) at          , 1996 and at September   , 1996, there was any
       change in the          of the Company and its subsidiaries or any
       decrease in the            of the Company and its subsidiaries or any
       increase in the            of the Company and its subsidiaries, in each
       case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

          (D) [for the period from         , 19   to          , 19   and ]
       for the period from          , 19   to September   , 1996, there was
       any decrease in          ,           or          , in each case as
       compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

       (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement [and a reading of the financial statements from which such data



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   were derived], nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles];

       (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

       (v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts
   for               for the [most recent period] do not agree with the
   amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;

       (vi) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.




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